                                                                       EXHIBIT 1



                     FIRST AMENDMENT TO PURCHASE AGREEMENT
                     -------------------------------------


     This First Amendment to Purchase Agreement (this "First Amendment") is made
                                                       ---------------
by and among GLENBOROUGH PROPERTIES, L.P., CHASE MONROE LLC, GLB CHASE ON COMMONWEALTH, L.P., GLB COURTYARD, L.P., GLB FARMHURST, L.P., GLB THE OAKS, L.P., GLB SHARONRIDGE - PHASE I, LIMITED PARTNERSHIP, GLB SHARONRIDGE - PHASE II, LIMITED PARTNERSHIP, GLB WENDOVER GLEN, L.P., GLENBOROUGH FUND V, LIMITED PARTNERSHIP, GLENBOROUGH FUND VI, LLC, and GLENBOROUGH FUND X, LIMITED PARTNERSHIP (collectively, "Transferors") and BUSH GARDENS, LLC, a Nevada
                            -----------
limited liability company ("Buyer").
                            -----


                               R E C I T A L S:
                               ----------------


     A. Transferors and Buyer entered into that certain Purchase Agreement effective September 26, 2000 (the "Agreement"), pursuant to which Transferors
                                   ---------
agreed to sell to Buyer and Buyer agreed to purchase from Transferors the Properties described therein. Unless otherwise expressly defined, all capitalized terms used herein shall have the meanings given to such terms in the Agreement.


     B. Transferors and Buyer have decided to amend the Agreement to provide for the extension of certain dates set forth therein.


     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, Transferors and Buyer hereby agree as follows:


     1.  Approval Date.  The Approval Date, which is defined in Addendum I of
         -------------
the Agreement, is hereby extended to November 30, 2000.


     2.  Assumption Application Deadline.  The Assumption Application Deadline,
         -------------------------------
which is defined in Section 5(a)(v) of the Agreement, is hereby extended to November 30, 2000.


     3.  Seller.  The defininition of  Seller contained in Addendum I of the
         ------
Agreement is hereby revised to read in its entirety as follows:


     Sellers. Glenborough Properties, L.P. as to Woodmere Trace.  Glenborough
     -------
     Fund V, L.P. as to Overlook Apartments. Glenborough Fund VI, LLC as to Arrowood Crossing, Chase Monroe, Phase I, Park at Woodlake, Player's Club, Sabal Point and Willow Glen Apartments. Glenborough Fund X, Limited Partnership, as to Bandera Crossing, Bear

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     Creek, Cypress Creek, Hunters Chase, Hunterwood, Longspur Crossing, North
     Park, Silver Vale Crossing, Stone Ridge, the Hollows, Vista Crossing, Walnut Creek Crossing, Willow Brook and Wind River Crossing, Jefferson Creek, Jefferson Place and La Costa. GLB Chase on Commonwealth, L.P. as to Chase on Commonwealth. DC Courtyard, L.P. as to the Courtyard Apartments. GLB Farmhurst, L.P. as to the Landing on Farmhurst Apts. GLB the Oaks, L.P. as to the Oaks Apartments. GLB Sharonridge - Phase I and II, Limited Partnership, as to Sharonridge Apartments - Phase I. GLB Sharonridge - Phase I and II, Limited Partnership, as to Sharonridge Apartments - Phase
     II. GLB Wendover Glen, L.P. as to Wendover Glen Apartments. Chase Monroe, LLC as to the Chase, Phase II.

     4.  Ratification.  Except as amended by this First Amendment, the terms and
         ------------
provisions of the Agreement shall remain in full force and effect, and shall be binding upon and inure to the benefit of the parties hereto.

     EXECUTED as of November __, 2000.

TRANSFERORS:

GLENBOROUGH PROPERTIES, L.P.
a California limited partnership

By Glenborough Realty Trust Incorporated, a Maryland corporation, its General Partner

     By
          -------------------------------------
           Its
               --------------------------------


CHASE MONROE LLC,
a Delaware limited liability company

By:  Glenborough Properties, L.P.,
     a California limited partnership
     Its Managing Member

     By:  Glenborough Realty Trust Incorporated
     Its General Partner


     By
          -------------------------------------
           Its
               --------------------------------



GLB CHASE ON COMMONWEALTH, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
          -------------------------------------
           Its
               --------------------------------



GLB COURTYARD, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
          -------------------------------------
           Its
               --------------------------------

GLB FARMHURST, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
          -------------------------------------
           Its
               --------------------------------


GLB THE OAKS, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
          -------------------------------------
           Its
               --------------------------------


GLB SHARONRIDGE - PHASE I, LIMITED PARTNERSHIP, a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
          -------------------------------------
           Its
               --------------------------------



GLB SHARONRIDGE - PHASE II, LIMITED PARTNERSHIP, a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
          -------------------------------------
           Its
               --------------------------------

GLB WENDOVER GLEN, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
          -------------------------------------
           Its
               --------------------------------


GLENBOROUGH FUND V, LIMITED PARTNERSHIP, a Delaware limited partnership

By:  Glenborough Realty Trust Incorporated
     Its Agent


     By
          -------------------------------------
           Its
               --------------------------------


GLENBOROUGH FUND VI, LLC,
a Delaware limited liability company

By:   Glenborough Realty Trust Incorporated
      Its Agent


     By
          -------------------------------------
           Its
               --------------------------------


GLENBOROUGH FUND X, LIMITED PARTNERSHIP, a Delaware limited partnership

By:   Glenborough Realty Trust Incorporated
      Its Agent


     By
          -------------------------------------
           Its
               --------------------------------


BUYER:

BUSH GARDENS, LLC, a Nevada limited liability company


     By
          -------------------------------------
           Its
               --------------------------------






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